UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 25, 2011
Date of Report (Date of earliest event reported)

China Green Lighting Limited
(Exact Name of Registrant as Specified in Charter)

26-0812035	Colorado	000-53106
(IRS Employer Identification No.)	(State or Other Jurisdiction of Incorporation)	(Commission File Number)

No. 18, Seventh Xinggong Road,
Jiangdong District, Jiangshan City,
Zhejiang, People’s Republic of China
324019
(Address of Principal Executive Offices)

+86 (570) 435-2001
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director & Officer - Mr. Liu Chuanling

Effective October 25, 2011, China Green Lighting Limited, a Colorado corporation (the “Company”), received the resignation of Mr. Liu Chuanling as a member of the Company’s Board of Directors.  Also effective October 25, 2011, Mr. Liu Chuanling resigned from his positions as Chief Executive Officer and Secretary of the Company.

Appointment of Director & Officer - Mr. Pan Ziqiang

Effective October 25, 2011, the Board of Directors appointed Mr. Pan Ziqiang, age 47, as a member of the Company’s Board of Directors to fill the current vacancy created by the resignation of Mr. Liu Chuanling as noted above.  The Company’s Board of Directors is now comprised of Mr. Pan Ziqiang, Mr. Hao Dongyang and Mr. Zhu Jiangtu.  Also effective October 25, 2011, the Board of Directors appointed Mr. Pan Ziqiang as Chief Executive Officer and Secretary of the Company.

It is contemplated that Mr. Ziqiang may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time.  Mr. Ziqiang has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding pursuant to which Mr. Pan Ziqiang was appointed as a member of the Company’s Board of Directors. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   Mr. Ziqiang’s professional history is noted below.

Professional History of Mr. Pan Ziqiang

Mr. Pan Ziqiang has extensive experience regarding private equity fund administration, fund management and investment banking experience, including project screening, valuation and due diligence management.  Mr. Pan is currently a General Manager and Mergers and Acquisitions Advisor at Shanghai Kedao Investment Management Co., Ltd., in Shanghai, China, positions he has held since March 2010.  From May 2004 to February 2010, Mr. Pan was an investment director at Thomas-Lloyd Fund, in Zhejiang province, where he was responsible for the operations of a Sino-Foreign co-operative PE fund.  His notable achievement was the establishment and management of a half a billion dollar offshore PE fund, which focused on the renewable energy sector around mainland China.  Previously, from February 1992 to June 2002, Mr. Pan was a Vice-President at Sanya Yinta Real Estate Ltd., Co., in Sanya, Hainan Province, China (under the control of the Shenzhen Construction Bank of China), where he was responsible for real estate project investments.

Mr. Pan Ziqiang received a Bachelor’s degree in Mechanical Engineering from South-Western Jiaotong University in Chengdu, Sichuan Province, China in 1986.  Mr. Pan also received a MBA from the Institut Franco-Chinois d’Ingenierie et de Management, in 2004.  Mr. Pan is fluent in Mandarin and English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN LIGHTING LIMITED, a Colorado corporation

Dated: October 28, 2011	By:	/s/ Pan Ziqiang
Pan Ziqiang Chief Executive Officer